EXHIBIT 3.1
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                  CERTIFICATE OF INCORPORATION
                               OF
                       MOLEX INCORPORATED
 (Restated to include all amendments through October 22, 1999)

     FIRST:    The name of the corporation is

                       Molex Incorporated

     SECOND:   The address of its registered office in the  State
of  Delaware  is  1209 Orange Street, in the City of  Wilmington,
County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:     The  nature  of the business or  purposes  to  be
conducted or promoted is:

     Merchandise, manufacture, buy, sell, deal in and with plastic moldings, electrical and electronic assemblies, electrical and electronic devices, machines, tools, parts for tools or machines; and further to manufacture, buy, sell, distribute, deal in and with goods, wares and merchandise or all kinds, at wholesale or retail or on consignment.

     To   engage  in  any  lawful  act  or  activity  for   which
corporations may be organized under the General Corporation Law of Delaware.

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in the value thereof.
     To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

     In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

     The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

     FOURTH:

     A.   AUTHORIZED CAPITAL STOCK

          (1) COMMON STOCK: The total number of shares of common stock which the corporation shall have authority to issue is four hundred million one hundred forty-six thousand seventy-eight (400,146,078) shares, consisting of: (i) two hundred million (200,000,000 shares of Common Stock, par value $.05 per share (the "Common Stock"), subject to Paragraph E of this Article FOURTH, (ii) two hundred million (200,000,000) shares of Class A Common Stock, par value $.05 per share (the "Class A Common Stock"), subject to Paragraph E of this Article FOURTH and
(iii) one hundred forty-six thousand seventy-eight (146,078) shares of Class B Common Stock, par value $.05 per share (the "Class B Common Stock").

          (2) PREFERRED STOCK: The total number of shares of preferred stock which the corporation shall have authority to issue is twenty five million (25,000,000) shares, par value $.01 per share ("Preferred Stock"). Shares of Preferred Stock may be dividend into and issued in series or classes as from time to time determined by the board of directors of the corporation, the shares of each series or class to have such voting rights, designations, preferences, and relative, participating, optional or special rights, and qualifications, limitations or restrictions thereof as determined by the board of directors of the corporation as hereinafter provided. Each series or class shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.
     Authority is hereby expressly granted to the board of directors of the corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the General Corporation Law of Delaware, to authorize the issuance of one or more series or classes of Preferred Stock and with respect to each such series or class to fix for such series or class the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the board of directors of the corporation with respect to each series or class shall include, but not be limited to, the determination or fixing of the following:

               (i)  the designation of such series or class;

               (ii) the  dividend rate of such series  or  class,
                    the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of such dividends shall be cumulative or non-cumulative;

               (iii)      whether  the shares of such  series  or
                    class shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

               (iv) the  terms  and  amount of any  sinking  fund
                    provided for the purchase or redemption of the shares of such series or class;

               (v) whether or not the shares of such series or class shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

               (vi) the  extent, if any, to which the holders  of
                    shares of such series or class shall be entitled to vote with respect to the election of directors or otherwise;

               (vii)     the restrictions, if any on the issue or
                    reissue  of  any additional Preferred  Stock;
                    and

               (viii)     the rights of the holders of the shares
                    of such series or class upon the liquidation, dissolution, or distribution of assets of the corporation.

     A statement of the designations of each class of common stock and the powers, preferences and rights, qualifications, limitations or restrictions thereof is as follows:
     B.   DIVIDENDS

     After the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as purchase, retirement of sinking funds, and subject to the priorities and preferences of the Preferred Stock, then and not otherwise the holders of the Common Stock, Class A Common Stock, and Class B Common Stock shall be entitled to receive such dividends if, as and when declared from time to time by the board of directors. Dividends and stock splits shall be declared and paid to holders of any class of common stock only if such dividends and stock splits are declared and paid to holders of all classes of common stock on an equal per share basis.

     If at any time a distribution of Common Stock, Class B Common Stock, Class A Common Stock or any other securities of the company is to be made to holders of any class of common stock (hereinafter sometimes referred to as "share distribution"), such share distribution may be declared and paid only as follows:

               (i) a share distribution consisting of shares of Common Stock to holders of Common Stock and Class B Common Stock on an equal per share basis; provided, there shall also be a simultaneous share distribution of Class A Common Stock to holders of Class A Common Stock consisting of shares of Class A Common Stock on an equal per share basis;

               (ii) a  share distribution consisting of shares of
                    Class A Common Stock to holders of Class A Common Stock on an equal per share basis; provided, there shall also be a simultaneous share distribution of Common Stock to holders of Common Stock and Class B Common Stock on an equal per share basis; and

               (iii)      a  share distribution consisting of any
                    other class of securities of the corporation to the holders of Common Stock, Class B Common Stock and Class A Common Stock on an equal per share basis.

     Notwithstanding the preceding sentence, a share distribution consisting of shares of Class A Common Stock may be declared and paid to holders of Common Stock and Class B Common Stock on an equal per share basis if such distribution represents the initial issuance of shares of Class A Common Stock.

     C.   OTHER DISTRIBUTIONS

     Notwithstanding anything to the contrary contained in Article THIRTEENTH hereof, in the event of any merger or consolidation, voluntary or involuntary liquidation, dissolution, distribution of assets of winding-up of the corporation and subject to the priorities and preferences of the Preferred Stock, each share of Common Stock, Class A Common Stock, and Class B Common Stock shall entitle the holder thereof to receive the identical consideration with respect to whatever kind of assets are available for distribution to holders of common stock or stock into which shares of common stock of the corporation are converted.
     D.   VOTING RIGHTS AND POWERS

          (1) COMMON STOCK: Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on any matter required to be approved, by vote or otherwise, by the stockholders of the corporation.

          (2) CLASS A COMMON STOCK: No share of Class A Common Stock shall entitle the holder thereof to any vote, consent or approval with respect to any matter requiring approval, by vote or otherwise, by the stockholders of the corporation except as otherwise required by law.

          (3) CLASS B COMMON STOCK: Each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held by him upon any matter coming before any annual or special meeting of the stockholders of the corporation; and, so long as more than fifty percent (50%) of the authorized number of shares of Class B Common Stock are outstanding, the holders of said shares of Class B Common Stock shall vote as a separate class upon any corporate matter, except the election of directors of the corporation, submitted to a vote of the stockholders of the corporation at any annual or special meeting thereof, and the approval of the holders of said shares of Class B Common Stock, voting as a class, shall be a prerequisite to the adoption of any matter submitted to a vote of the stockholders.

     E.   CONVERSION

     In the event that at any time the board of directors determines, in good faith, that either of the following events has occurred (i) the aggregate number of outstanding shares of Common Stock and Class B Common Stock together is less than 10% of the aggregate number of outstanding shares of Common Stock, Class B Common Stock, and Class A Common Stock together, or (ii) any "person", as such term is defined in Article THIRTEENTH, Paragraph B(1) of this Certificate of Incorporation, other than one or more members of the Krehbiel Family (as defined below), becomes or is the Beneficial Owner, as such term is defined in
Article THIRTEENTH, Paragraph B(3) of this Certificate of Incorporation, of a majority of the outstanding shares of Common Stock; each authorized share of Class A Common Stock (whether or not then issued) shall automatically be converted into one share of Common Stock. Upon such conversion, the total number of shares of Common Stock the corporation shall have authority to issue shall be one hundred twenty million (120,000,000) shares and the total number of shares of Class A Common Stock the corporation shall have authority to issue shall be zero (0) shares. Such conversion ratio as set forth in this paragraph, shall, in all events, be equitably preserved in the event of any recapitalization of the corporation by means of a stock dividend on, or split or combination of outstanding Common Stock or Class A Common Stock, or in the event of any merger, consolidation or other reorganization of the corporation with another corporation. In making such determination, the board of directors may conclusively rely on any information or documentation available to it, including filings made with the Securities and Exchange Commission, any stock exchange, the National Association of Securities Dealers, Inc. or any other governmental or regulatory agencies, or any written instrument purporting to be authentic. Upon the board of director's determination of the happening of either of the events set forth in (i) or (ii) above, the shares of Class A Common Stock shall be deemed without further action to be immediately and automatically converted into shares of Common Stock, and stock certificates formerly representing Class A Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock. The determination by the board of directors that either (i) or (ii) of this paragraph has occurred shall be conclusive and binding and the conversion of each share of Class A Common Stock into one share of Common Stock shall remain effective regardless of whether either (i) or (ii) of this paragraph has occurred in fact.

     As used herein, the term "Krehbiel Family" shall mean:

               (i) John H. Krehbiel, John H. Krehbiel, Jr. and Frederick A. Krehbiel (collectively, the "Krehbiels"), any of their respective descendants, and any spouse, widow or widower of any of the Krehbiels or any of their respective descendants (collectively, the "Family Members");

               (ii) any  trust established by one or more of  the
                    Family Members;

               (iii)     any estate of a Family Member;

               (iv) any    foundation    and    any    charitable
                    organization that qualifies as an exempt organization under the Internal Revenue Code of 1986, as amended, or any successor statute, established by one or more of the Family Members; and

               (v) any corporation or partnership of which a majority of the voting power and a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more of the Family Members.

     Shares of Class B Common Stock shall be convertible into shares of the Common Stock of the corporation at the option of the holder thereof at any time on a share for share basis. Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the corporation by means of a stock dividend on, or stock split or combination of, outstanding Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the corporation with another corporation. Upon the conversion of Class B Common Stock into shares of Common Stock, said shares of Class B Common Stock shall be retired and shall not be subject to reissue.

     FIFTH:     The name and mailing address of each incorporator
is as follows:


   Name             Mailing Address

S. E.       100 West Tenth Street,
Widdoes     Wilmington, Delaware

W. J.       100 West Tenth Street,
Reif        Wilmington, Delaware

R. A.       100 West Tenth Street,
Finger      Wilmington, Delaware

     SIXTH:     The name and mailing address of each person,  who
is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:


      Name             Mailing Address

John H.           2222 Wellington, Lisle,
Krehbiel, Sr.     Illinois 60532

John H.           2222 Wellington, Lisle,
Krehbiel, Jr.     Illinois 60532

Frederick A.      2222 Wellington, Lisle,
Krehbiel          Illinois 60532

Marie Manatte     2222 Wellington, Lisle,
                  Illinois 60532

     SEVENTH:  The corporation is to have perpetual existence.

     EIGHTH:   In furtherance and not in limitation of the powers
conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed the mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business  and  affairs of the corporation, and may authorize  the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
     NINTH:

     Section   1.       Elimination  of  Certain   Liability   of
Directors.

     To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 2.     Indemnification and Insurance.

          (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
     ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THIRTEENTH:

     A.   BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

     Notwithstanding Paragraph D of Article FOURTH, in addition to any affirmative vote required by law or this Certificate of Incorporation, the affirmative vote of holders of 75% of the outstanding shares of Common Stock and Class B Common Stock that are beneficially owned by stockholders other than the Interested Stockholder who is a party to the Business Combination of the corporation with an Interested Stockholder; provided however, that such 75% voting requirement shall not be applicable if:

               (i) the Business Combination is solely between the corporation and any Subsidiary and does not have the effect of increasing the actual or potential voting power of such Interested Stockholder; or

               (ii) the  Continuing Directors of the corporation,
                    by at least a majority vote of such Continuing Directors, have expressly approved such Business Combination either in advance of or subsequent to such Interested
                    Stockholder's  having  become  an  Interested
                    Stockholder; or

               (iii)      all of the Minimum Price and Procedural
                    Conditions are satisfied.

     B.   CERTAIN DEFINITIONS

          (1) The term "Interested Stockholder" shall mean (a) any person other than the corporation or a Subsidiary which, together with its Affiliates and Associates, is the Beneficial Owner of an aggregate of 10% or more of the outstanding shares of voting stock of the corporation, and (b) any Affiliate or Associate of any such person; provided however, that the term Interested Stockholder shall not include (i) a person whose acquisition of such aggregate percentage of Common Stock and Class B Common Stock was approved in advance by at least a majority of the Continuing Directors or (ii) any trustee or fiduciary when acting in such capacity with respect to employee benefit plans of the corporation or a Subsidiary. An Interested Stockholder shall be deemed the Beneficial Owner of all Common Stock and Class B Common Stock of which any Affiliate or Associate of such Interested Stockholder is the Beneficial Owner. The term "person" shall mean any individual, corporation, partnership or other entity, including any group comprised of any person and any other person with whom such person of any Affiliate or Associate thereof has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Common Stock or Class B Common Stock.

          (2)   The  term  "Business Combination" includes,  when
entered into by the corporation or a Subsidiary with, or upon the
proposal   by,   an   Interested   Stockholder,   the   following
transactions or series of related transactions:

               (i) the acquisition, merger or consolidation of the corporation or any Subsidiary;

               (ii) any  sale, lease, exchange, transfer or other
                    disposition, including without limitation, creation of any mortgage or security interest, of any assets of the corporation or any Subsidiary having a fair market value, as determined by at least a majority of the Continuing Directors, equal to 10% or more of the total consolidated assets of the corporation (including without limitation, any voting securities of a Subsidiary) as of the end of its most recent fiscal year prior to the time the determination is being made;

               (iii)       the   issuance  or  transfer  of   any
                    securities of the corporation or a Subsidiary having a fair market value of 10% or more, as determined by at least a majority of the Continuing Directors, of the total consolidated assets of the corporation as of the end of its most recent fiscal year prior to the time the determination is being made, in exchange for cash or property (including stock or other securities);

               (iv) the  approval of a plan or proposal  for  the
                    liquidation or dissolution of the corporation or any Subsidiary;

               (v) any reclassification of securities, recapitalization, consolidation or any other transaction that would have the direct or indirect effect of increasing the voting power (whether or not then exercisable) of an Interested Stockholder in any class or series of capital stock of the corporation or any Subsidiary; and

               (vi) any  agreement, contract or other arrangement
                    providing for directly or indirectly any of the transactions described in this definition of Business Combination.

          (3) The term "Beneficial Owner" shall mean any person who beneficially owns any Common Stock or Class B Common Stock within the meaning ascribed in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of approval of this Article by the stockholders of the corporation, or who has the right to acquire any such beneficial ownership (whether or not such right is exercisable immediately) pursuant to any agreement, contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.
          (4) The term "Continuing Director" shall mean a director of the corporation who is not an Interested Stockholder entering into or proposing the Business Combination at issue and
(i) who was a member of the board of directors of the corporation immediately prior to the time that such Interested Stockholder became an Interested Stockholder or (ii) any successor to a Continuing Director as described in (i) of this subparagraph (4) who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of the Continuing Directors then on the board of directors of the corporation, provided that, in either such case, such Continuing Director has continued in office after becoming a Continuing Director.

          (5) An Interested Stockholder shall be deemed to have acquired a share of Common Stock or Class B Common Stock at the time when such Interested Stockholder became the Beneficial Owner thereof. The price deemed to have been paid by an Interested Stockholder for Common Stock or Class B Common Stock of which an "Affiliate" or "Associate" is the Beneficial Owner shall be the price, as determined by vote of at least a majority of the Continuing Directors, which is the highest of (i) the price paid upon the acquisition thereof by the relevant "Affiliate" or "Associate" (if any, and whether or not such "Affiliate" or "Associate" was an "Affiliate" or "Associate" at the time of such acquisition), (ii) the highest market price of the Common Stock or Class B Common Stock at the time when the Interested
Stockholder became the Beneficial Owner thereof and (iii) the highest price previously paid by such Interested Stockholder or an Affiliate or Associate thereof for such Common Stock or Class B Common Stock.

          (6) The term "Subsidiary" means any entity which the corporation owns, directly or indirectly, (i) a majority of the outstanding shares of equity securities of such entity, or (ii) shares having a majority of the voting power represented by all of the outstanding voting stock of such entity.

          (7) "Minimum Price and Procedural Conditions" shall mean all of the following conditions:

               (i) the aggregate amount of cash and Fair Market Value, as of the date of the consummation of the Business Combination (the "Consummation Date"), of consideration other than cash, to be received per share of common stock in such Business Combination by holders thereof, shall be at least equal in value to the higher of (a) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees (with
                    appropriate          adjustments          for
                    recapitalizations,  reclassifications,  stock
                    splits, reverse stock splits and stock dividends) paid by the Interested Stockholder in acquiring any shares of Common Stock or Class B Common Stock within the three year period immediately prior to the first public announcement of the proposed Business Combination or the per share price paid by the Interested Stockholder in the transaction in which it became an Interested Stockholder, whichever is higher, or (b) the Fair Market Value per share of Common Stock as determined by the Continuing Directors on the date the Business Combination is first publicly announced;
               (ii) the Business Combination shall be consummated
                    within the three year period after the later of (a) the date the Interested Stockholder became an Interested Stockholder or (b) the first public announcement of the proposed Business Combination;

               (iii)      after  such Interested Stockholder  has
                    become an Interested Stockholder and prior to the Consummation Date, (a) there shall have been (i) no reduction in the annual rate of dividends paid on the common stock of the corporation (except as necessary to reflect any stock dividend or stock split or distribution with respect to the common stock,), except as approved by the affirmative vote of a majority of the Continuing Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; (b) such Interested Stockholder shall not have become the Beneficial Owner of any additional shares of voting stock of the corporation except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; (c) neither such Interested Stockholder nor any Affiliate or Associate thereof shall have received the benefit, directly or indirectly (except proportionately as a stockholder of the corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages  provided by the corporation;  and
                    (d) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) and disclosing the terms and conditions of the proposed Business Combination shall be mailed to the stockholders of the corporation at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions thereof).

          (8) The term "Fair Market Value" shall mean (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not reported on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar interdealer quotation system then in use, or, if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

          (9) The terms "Affiliate" and "Associate" shall have the same meaning as in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 s in effect on the date of the approval of this Article by the stockholders of the corporation.

     The Continuing Directors shall have the power to make all determinations with respect to the definitions as set forth in this Section B of Article THIRTEENTH.

     This Article THIRTEENTH shall be subject to the provisions of Article FOURTH hereof.

     C.   AMENDMENTS, ALTERATION, OR REPEAL OF ARTICLE
          THIRTEENTH

     In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the board of directors adopted pursuant to this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolutions), the affirmative vote of the holders of 75% of the then outstanding Common Stock held by stockholders other than an Interested Stockholder and Class B Common Stock shall be required to amend, alter or repeal, or adopt any provision inconsistent with the requirements of, this Article.

     FOURTEENTH:

     A.   NUMBER OF DIRECTORS

     The number of directors which shall constitute the whole board of directors shall be determined in the manner provided in the by-laws of the corporation.

     B.   CLASSIFIED BOARD OF DIRECTORS

     The board of directors shall be divided into three classes of directors (each, a "Class"), known as Class I, Class II and Class III, with the term of office of one Class expiring each year. Each Class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. The initial division of the board of directors shall be made by the decision of a majority of the entire board of directors. The initial Class I directors elected by the stockholders of the corporation shall hold office for a term expiring at the 2000 annual meeting of stockholders and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal; the initial Class II directors elected by the stockholders of the corporation shall hold office for a term expiring at the 2001 annual meeting of stockholders and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal; and the initial Class III directors elected by the stockholders of the corporation shall hold office for a term expiring at the 2002 annual meeting of stockholders and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal. At each such annual meeting of stockholders and at each annual meeting thereafter, successors to the Class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal.

     C.   EFFECT OF CHANGE IN THE NUMBER OF DIRECTORS

     In the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such shall nevertheless continue as director of the Class of which he or she is a member until the expiration of such director's current term or his or prior death, retirement, resignation or removal, and
(2) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three Classes of directors so as to ensure that no one Class has more than one director more than any other Class, and each director so elected shall hold office for the same term as the other members of the Class to which the director is assigned. No decrease in the number of directors constituting the whole board of directors shall shorten the term of an incumbent director.

     D.   DIRECTORS ELECTED BY PREFERRED STOCKHOLDERS

     Notwithstanding the foregoing provisions of this Article Fourteenth, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the board of directors pursuant to Article Fourth hereof applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Fourteenth unless expressly provided by such terms.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 8th day of September, 1972.


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